UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2009

CERUS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21937	68-0262011
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2411 Stanwell Drive

Concord, California 94520

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 288-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Cerus Corporation (the “Company”) entered into a Placement Agency Agreement, dated August 19, 2009 (the “Placement Agency Agreement”), with Cowen and Company, LLC (the “Placement Agent”) relating to the sale and issuance by the Company to select investors (the “Investors”) of up to 6,000,000 units (the “Units”), with each Unit consisting of (i) one share of the Company’s common stock, par value $0.001 per share (“Common Stock”), and (ii) a warrant to purchase 0.4 of a share of Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, each dated August 19, 2009 (the “Subscription Agreements”), with each of the Investors pursuant to which the Investors agreed to purchase the Units at a purchase price of $2.20 per Unit. In the aggregate, the Company would issue up to 6,000,000 shares of Common Stock (the “Shares”) and warrants to purchase up to 2,400,000 shares of Common Stock (the “Warrants”) pursuant to the terms of the Placement Agency Agreement and the related Subscription Agreements. The Warrants to be issued to each Investor would generally be exercisable for a period of five years from the date of issuance beginning six months after the date of issuance, and would carry an exercise price of $2.90 per share. The Company anticipates raising gross proceeds of $13.2 million. The net offering proceeds to the Company from the sale of the Units, after deducting placement agent fees and other estimated offering expenses payable by the Company (including up to $125,000 of related expenses payable to the Placement Agent), are expected to be approximately $12.2 million.

The Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (collectively, the “Securities”) are being offered pursuant to a prospectus dated December 17, 2008 and a prospectus supplement dated August 19, 2009 (the “Prospectus Supplement”), pursuant to the Company’s effective registration statements on Form S-3 (Registration Nos. 333-154842 and 333-161214). The legal opinion of Cooley Godward Kronish LLP relating to the Securities is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The closing of the sale and issuance of the Units is expected to take place on or about August 25, 2009, subject to the satisfaction of customary closing conditions.

The foregoing is only a brief description of the material terms of the Placement Agency Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agency Agreement, the form of Warrant and the form of Subscription Agreement, respectively, that are filed as Exhibits 1.1, 4.4 and 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

On August 20, 2009, the Company issued a press release announcing the offering described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

1.

Exhibit Number	Description
1.1	Placement Agency Agreement, dated August 19, 2009, by and between Cerus Corporation and Cowen and Company, LLC

4.4	Form of Registered Direct Common Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated August 20, 2009

2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERUS CORPORATION
Dated: August 20, 2009
	By:	/s/ Kevin D. Green
Kevin D. Green
Vice President, Finance and Chief Accounting Officer

3.

EXHIBIT INDEX

Exhibit Number	Description
1.1	Placement Agency Agreement, dated August 19, 2009, by and between Cerus Corporation and Cowen and Company, LLC

4.4	Form of Registered Direct Common Warrant

5.1	Opinion of Cooley Godward Kronish LLP

10.1	Form of Subscription Agreement

23.1	Consent of Cooley Godward Kronish LLP (included as part of Exhibit 5.1)

99.1	Press Release, dated August 20, 2009

4.